                                                                   EXHIBIT 10.11



                              AMENDED AND RESTATED

                      REIMBURSEMENT AND SECURITY AGREEMENT

                                      AMONG

                        CRESCENT SLEEP PRODUCTS COMPANY,

                              DIXIE BEDDING COMPANY

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                            DATED AS OF MARCH 17,1998

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                              AMENDED AND RESTATED
                      REIMBURSEMENT AND SECURITY AGREEMENT

       AMENDED AND RESTATED REIMBURSEMENT AND SECURITY AGREEMENT, dated as of March 17,1998 among DIXIE BEDDING COMPANY, a corporation organized and existing under the laws of the State of North Carolina ("Dixie"), CRESCENT SLEEP PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and the legal successor to Wachovia Bank of North Carolina, National Association (the "Bank").

                                   WITNESSETH:

       WHEREAS, on March 15, 1995 the Iowa Finance Authority (the "Issuer") issued its Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1995 in the aggregate principal amount of $3,000,000 (the "Bonds") pursuant to an Indenture of Trust dated as of March 1, 1995 (the "Indenture") between the Issuer and First-Citizens Bank- & Trust Company, as trustee (the "Trustee"); and

       WHEREAS, pursuant to a Loan Agreement dated as of March 1. 1995 (the "Loan Agreement") between the Issuer and Dixie, the Issuer loaned the proceeds of the Bonds to Dixie to finance the acquisition of certain land located in Clear Lake, Iowa, the construction thereon of a new mattress manufacturing facility and the acquisition and the installation therein of certain new machinery and equipment, all in connection with the Project (as defined in the Loan Agreement); and

       WHEREAS, to provide additional security for the payment of the Bonds, the Bank, at the request and for the account of Dixie, issued its irrevocable letter of credit number LC 968- 056276 (the "Letter of Credit") pursuant to the provisions of a Reimbursement and Security Agreement dated as of March 1, 1995 (the "1995 Reimbursement Agreement") between Dixie and the Bank; and

       WHEREAS, in order to secure payment of the obligations of Dixie to the Bank under the 1995 Reimbursement Agreement, Dixie granted a mortgage and a security interest on certain of its real and personal property to the Bank pursuant to a Mortgage and Security Agreement dated as of March 1, 1995 (the "Mortgage") from Dixie to the Bank; and

       WHEREAS, Dixie has agreed to sell certain of its assets, including without limitation the Project, to the Company in exchange for cash, inter alia, and the agreement by the Company to assume all of the obligations and liabilities of Dixie to the Bank under the 1995 Reimbursement Agreement; and

       WHEREAS, the Bank has agreed at the request of Dixie and the Company as follows: (i) to permit the Company to assume the obligations and liabilities of Dixie under the 1995 Reimbursement Agreement, (ii) to make certain amendments to the 1995 Reimbursement

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Agreement, (iii) and to release or to assign the Mortgage, as directed by the
Company in exchange for the delivery to the Bank of a letter of credit issued by U.S. Bank National Association in favor of the Bank in an amount not less than the maximum amount of the Letter of Credit, and (iv) to release and discharge Dixie from its liabilities to the Bank under the 1995 Reimbursement Agreement.

              NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS.

       In addition to the words and terms defined above and in the Indenture, the following terms when used herein shall have the following respective meanings:

              "Agreement" means this Amended and Restated Reimbursement and Security Agreement, as the same may be amended, supplemented or modified from time to time.

              "Business Day" means any day on which the offices of the Bank at which drawings on the Letter of Credit are made, the Trustee, the Paying Agent, the Tender Agent, the Registrar (as each such term is defined in the Indenture) and the Remarketing Agent are each open for business and on which The New York Stock Exchange is not closed.

              "Default" means any event or condition which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

              "Default Rate" means a per annum interest rate equal to the lesser of (i) the Prime Rate plus one percent (1%), or (ii) the maximum rate permitted by applicable law.

              "Event of Default" means any of the events specified in Section
6.1 hereof.

              "Expiration Date" means April 5, 1999

              "Fee Percentage" means 0.60% per annum.

              "Letter of Credit Amount" means at any time the amount of the Letter of Credit subject to reduction or reinstatement as provided therein.

              "Payment Date" means the 17th day of each March, June, September and December of each year, commencing March 17, 1998.

              "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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              "Pledged Bonds" means those Bonds which have been purchased from monies drawn under the Letter of Credit pursuant to Section 2.6(i)(3) of the Indenture and not remarketed by the Remarketing Agent pursuant to Section 2.7 of the Indenture.

              "Prime Rate" means that rate of interest so denominated and set by the Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Bank, which lends at rates above and below the Prime Rate. For purposes of calculating any interest rate hereunder that is based on the Prime Rate, such interest rate shall be adjusted automatically on the effective date of any change in the Prime Rate.

              "Purchase Price" shall have the same meaning given that term in
Article I of the Indenture.

              "Rating Agency" means Moody's Investors Service, Standard & Poor's Corporation or any other national rating service acceptable to the Trustee, the Remarketing Agent, the Bank and the Company that has a rating of the Bonds in effect at that time.

              "Reimbursement Note" means the promissory note dated March 17, 1998 from the Company to the Bank evidencing all Tender Advances, if any, made under this Agreement, which Note shall be substantially in the form of Exhibit "A" attached hereto and by this reference made a part hereof.

              "Reimbursement Obligations" means any one or more of the obligations of the Company to the Bank under Section 2.5 of this Agreement.

              "Tender Advance" has the meaning ascribed thereto in Section 2.5(b)(i) hereof.

              "Tender Drawing" means a drawing under the Letter of Credit to pay the portion of the Purchase Price of the Bonds allocable to principal.

              "Termination Date" means the earliest of (i) 5:00 p.m., Winston-Salem, North Carolina time, on the Expiration Date, (ii) the date on which the principal amount of and interest on the Bonds shall have been paid in full, (iii) 5:00 p.m., Winston-Salem, North Carolina time, on the second Business Day following conversion of the interest rate on the Bonds to a Fixed Rate (as defined in the Indenture), (iv) the date the Bank honors the draft drawn on the Letter of Credit pursuant to Section 3.8(a)(iii) of the Indenture following the occurrence of an Event of Default (as defined in the Indenture) and an acceleration, (v) the date the Letter of Credit is surrendered to the Bank for cancellation, or (vi) the date the Bank honors the final drawing available under the Letter of Credit.

              "U.S. Bank L/C" means the irrevocable letter of credit dated March 17,1998 issued by U. S. Bank National Association in favor of the Bank in the amount of $3,262,500.


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       Section 1.2.  References. Unless otherwise indicated, references in this
Agreement to "Sections" are references to sections hereof and references in this Agreement to "Articles" are references to articles hereof.

                        ARTICLE II. THE LETTER OF CREDIT

       Section 2.1. Agreement to Issue Letter of Credit. Subject to the terms and conditions hereinafter set forth, the Bank hereby agrees to maintain the Letter of Credit in effect until the Termination Date in an amount equal to the sum of (i) the outstanding aggregate principal amount of the Bonds, plus (ii) an amount equal to 210 days' interest on the Bonds, computed as though the Bonds bore interest at the rate of fifteen percent (15%) per annum notwithstanding the actual rate borne by the Bonds from time to time and based on a 360-day year consisting of twelve 30-day months.

       Section 2.2. Term of Letter of Credit. The term of the Letter of Credit shall end on the Termination Date.

       Section 2.3. Reduction of Letter of Credit Amount; Restoration of Letter of Credit Amount. The Letter of Credit Amount will be reduced and reinstated as provided in the Letter of Credit.

       Section 2.4.  Fees Relating to Letter of Credit.

              (a) The Company hereby agrees to pay to the Bank quarterly in advance on each Payment Date a letter of credit fee in an amount equal to one-quarter of the product of the Letter of Credit Amount in effect on the date of such payment multiplied by the Fee Percentage. Upon the expiration or termination of the Letter of Credit, the Bank shall rebate to the Company any unearned portion of the Letter of Credit fee.

              (b) If after the date hereof any change shall occur in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or in generally accepted accounting principles, which change shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank or (ii) impose on the Bank any other condition relating, directly or indirectly, to this Agreement, the Reimbursement Note or the Letter of Credit and the result of any event referred to in subclause (i) or (ii) of this subsection shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, then the Company shall pay to the Bank, upon demand therefor by the Bank, such additional amounts as the Bank shall reasonably determine are necessary to compensate the Bank for such increased cost together with interest on each such amount commencing thirty (30) days from the date of such demand until payment in full at the Default Rate. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in this subsection and setting forth in reasonable detail the basis therefor and the manner of calculation thereof shall be submitted by the Bank as soon as practicable after the Bank becomes aware of such change to the Company and shall be conclusive (absent manifest error) as to the amount thereof.

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              (c)    If after the date hereof, the Bank shall have determined
that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereon by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) then the Company shall pay to the Bank, upon notice of such change by the Bank by submission to the Company of the certificate hereinafter described, such additional amount or amounts as will compensate the Bank for such reduction. All payments pursuant to this subsection (c) shall bear interest thereon commencing thirty (30) days from the date of receipt of such notice until payment in fall at the Default Rate. A certificate of the Bank claiming compensation under this subsection (c) and setting forth the additional amount or amounts to be paid hereunder and setting forth in reasonable detail the basis therefor and the manner of calculation thereof shall be submitted by the Bank as soon as practicable after the Bank becomes aware of such change to the Company and shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

              (d) The Company hereby agrees to pay to the Bank upon each drawing under the Letter of Credit in accordance with its terms a drawing fee equal to $100.00 per drawing. Such fee is due and payable on the date each drawing under the Letter of Credit is made.

       Section 2.5.  Reimbursement of Drawings under Letter of Credit.

              (a)    The Company hereby agrees to pay to the Bank:

                     (i) except as set forth in subsection (b) below applicable to Tender Drawings and except to the extent that any drawing under the Letter of Credit is to be paid from the proceeds of a Tender Advance made pursuant to Section 2.6 below, immediately after (and on the same Business Day as) any amount is drawn and paid under the Letter of Credit, a sum (and interest on such amount as provided in subsection (c) below) equal to the amount so drawn; and

                     (ii) any and all expenses incurred by the Bank in enforcing any rights under this Agreement.

              (b)    (i)    Unless an Event of Default or Default shall have
occurred and be continuing, an amount equal to the proceeds of the amount of each Tender Drawing (other than a Tender Drawing upon conversion of the interest rate on the Bonds to a fixed rate) shall, as provided in Section 2.6 below, be advanced by the Bank to the Company on the date and in the amount of said drawing, each such advance being hereinafter referred to as a "Tender Advance." Each Tender Advance shall be treated as a reimbursement of the amount of the related Tender Drawing pursuant to Section 2.5(a) above. Any amounts drawn to pay the portion of the Purchase Price of the Bonds constituting interest shall be reimbursed as provided in Section 2.5(a) above.


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



                     (ii) Each Tender Drawing under the Letter of Credit shall constitute a representation and warranty by the Company that the representations and warranties contained in Article IV hereof are true and correct on and as of the date of such Tender Drawing as if made on and as of such date.

              (c) The Company shall pay to the Bank upon demand interest at the Default Rate on any and all amounts (other than Tender Advances referred to in Sections 2.5(b) and 2.6 hereof) unpaid by the Company when due hereunder (in the case of amounts in respect of interest, to the maximum extent permitted by law) commencing the day after such amounts first became due until payment in full.

       Section 2.6. Tender Advances, Prepayments, Interest Computations and Notices.

              (a) The Bank agrees, on the terms and conditions of this Agreement, to make Tender Advances to the Company for the purpose of paying Tender Drawings arising from time to time. The Bank agrees that upon any Tender Drawing under the Letter of Credit the Bank shall, without any notice or other action on the part of the Company but subject to the satisfaction of the conditions precedent set forth in Section 2.8 hereof, make a Tender Advance in an amount equal to such Tender Drawing, the proceeds of which shall automatically be applied by the Bank to the payment in full of the Tender Drawing. The Company hereby agrees to pay to the Bank the aggregate unpaid principal amount of the Tender Advances together with all accrued and unpaid interest thereon on the Termination Date. The Tender Advances shall be made against and evidenced by and repayable as provided in the Reimbursement Note. The Company hereby authorizes the Bank to endorse on the schedule attached to the Reimbursement Note (or any continuation thereof) the amount of each Tender Advance made by the Bank to the Company hereunder, the date such Tender Advance is made and the amount of each payment or prepayment of principal of such Tender Advance received by the Bank; provided, however, that any failure by the Bank to make any such endorsement shall not limit, modify or affect the obligations of the Company hereunder or under the Reimbursement Note in respect of such Tender Advances.

              (b) The Company hereby promises to pay to the Bank interest at a rate per annum equal to the Prime Rate on the unpaid principal amount of each Tender Advance for the period commencing on the date of such Tender Advance to, but excluding, the date such Tender Advance is paid in full. Accrued interest on each Tender Advance shall be payable (i) on each Payment Date, (ii) upon the payment or prepayment thereof (but only on the principal so paid or prepaid), and (iii) on the Termination Date.

              (c) All Tender Advances may be prepaid (i) at any time by the Company on one (1) Business Day's notice stating the amount to be prepaid (which shall be $5,000 or a whole number multiple thereof), and (ii) at any time on behalf of the Company on one (1) Business Day's notice from the Company directing the Bank to deliver a specified principal amount of Pledged Bonds held by the Bank or its designated pledge agent for remarketing pursuant to Section
2.7 of the Indenture. Each such notice of prepayment shall be irrevocable and shall specify the Tender Advance to be prepaid and the amount of the Tender Advance to be prepaid and the date of prepayment (which date shall be a Business
Day). Upon payment to the Bank of the amount to be prepaid pursuant to clause

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



(i) or (ii) above, together with accrued interest, as set forth in Section 2.6(b)(ii) hereof, to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Company under the Reimbursement Note shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid, and the Bank shall release from the pledge and security interest created under Section 7.1 hereof a principal amount of Pledged Bonds equal to the amount of such prepayment, provide that prior to such release the Company shall have paid to the Bank the amount owing in respect of Section 2.6(b)(ii) hereof. Such Bonds shall be delivered to the Company, in the event of a prepayment pursuant to clause (i) above, or to the Remarketing Agent pursuant to
Section 2.7 of the Indenture, in the event of a prepayment pursuant to clause
(ii) above, as appropriate.

       Section 2.7. Form and Place of Payments; Computation of Interest. All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's office located at 100 North Main Street, Winston-Salem, North Carolina 27150 or at such other place as the Bank hereafter may direct in writing to the Company. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereof shall be payable for such extended time at the specified rate. All interest (including, without limitation, interest on Tender Advances) and fees hereunder shall be computed on the basis of the actual number of days elapsed over a 360 day year and shall include the first day but exclude the last day of the relevant period.

       Section 2.8. Conditions Precedent to Maintenance of Letter of Credit. Each of the following is a condition precedent to the obligation of the Bank to maintain the Letter of Credit in effect as provided in Section 2.1 of this
Agreement:

              (a) The Bank shall have received on or before the date of this Agreement the following in form and substance satisfactory to the Bank:

                     (i) the duty executed original Reimbursement Note, together with a duly executed original counterpart of this Agreement;

                     (ii) the opinion of counsel for the Company dated the date of this Agreement addressed to the Bank;

                     (iii)  the original fully executed U. S. Bank L/C;

                     (iv) a certified copy of the corporate resolution adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the Reimbursement Note;

                     (v)    an incumbency certificate of the Company;

                     (vi) a certificate of good standing for the Company from the State of Delaware and a certificate of authority to transact business as a foreign corporation from the State of Iowa;

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



                     (vii) certified articles of incorporation and bylaws of the Company;

                     (viii) such other certificates, documents, instruments. approvals, consents or opinions as the Bank may reasonably request.


                       ARTICLE III. OBLIGATIONS ABSOLUTE.

       Section 3.1. Obligations Absolute, Unconditional and Irrevocable. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

       The Company represents and warrants to the Bank as follows:

       Section 4.1. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       Section 4.2. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement and the Reimbursement Note (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, and (v) do not result in the creation or imposition of any lien on any asset of the Company.

                              ARTICLE V. COVENANTS.

       The Company agrees that, so long as the Letter of Credit is outstanding or any amount payable under this Agreement or the Reimbursement Note remains unpaid:

       Section 5.1.  The U. S. Bank L/C. The Company will at all times cause U.
S. Bank National Association to maintain the U. S. Bank L/C in full force and effect.

       Section 5.2. Alternate Credit Facility. The Company will on or before September 1, 1998 deliver or cause to be delivered to the Trustee an Alternate Credit Facility (as defined in the Indenture) satisfying the requirements of
Section 3.8(e) of the Indenture and effecting the termination of the Letter of Credit.

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



                    ARTICLE VI. EVENTS OF DEFAULT; REMEDIES.

       Section 6.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder unless waived by the Bank pursuant to Section 8.2 hereof:

              (a) the Company shall fail to pay when due any amount payable under this Agreement or under the Reimbursement Note;

              (b) the Company shall fail to observe or perform either of its covenants contained in Section 5.1 and Section 5.2 of this Agreement;

              (c) the Company shall fail to observe or perform any covenant, restriction or agreement contained in this Agreement and not described in Section 6.1(a) or (b) above for thirty (30) days after receipt by the Company of written notice from the Bank specifying such failure;

              (d) any representation, warranty, certification or statement made or deemed made by the Company in this Agreement, document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

              (e) an Event of Default (as defined in the Indenture) shall occur and be continuing;

              (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

              (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

       Section 6.2. Remedies. If an Event of Default occurs and is continuing hereunder, the Bank may, in its sole discretion, (i) declare all Tender Advances and all other amounts due hereunder and all interest accrued thereon to be immediately due and payable. and upon such declaration the same shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) notify the Trustee of such


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



occurrence and thereby require the Trustee immediately to declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable pursuant to Section 6.2 of the Indenture, (iii) draw under the U. S. Bank L/C and (iv) may pursue all remedies available to it at law, by contract, at equity or otherwise.

                           ARTICLE VII. PLEDGED BONDS.

       Section 7.1. The Pledge. The Company hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all of its right, title and interest to, and hereby grant to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (hereinafter collectively called the "Collateral"):

                     (i)    all Pledged Bonds;

                     (ii) all income, earnings, profits, interest, premium other payments in whatever form in respect of the Pledged Bonds;

                     (iii) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds.

The Collateral shall serve as security for the payment and performance when due of any and all duties, debts, liabilities and obligations of the Company to the Bank, whether now or hereafter existing, howsoever arising or incurred or evidenced under this Agreement or the Reimbursement Note (hereinafter collectively called the "Obligations"). The Company shall deliver, or cause to be delivered, the Pledged Bonds to the Bank or to a pledge agent designated by the Bank immediately upon receipt thereof.

       Section 7.2. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Company remaining liable for any deficiency remaining

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



unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Bank in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time.

       If the Bank sells any of the Collateral pursuant to this Section 7.2, the Bank agrees that it will reinstate the Letter of Credit in an amount sufficient to cover all principal and accrued interest on the Bonds so sold for up to 210 days at 15% per annum (computed on the basis of a 360-day year).

       Section 7.3. Valid Perfected First Lien. The Company covenants that the pledge, assignment and delivery of the Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Company in or to such Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Collateral. The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

       Section 7.4. Release of Pledged Bond. Pledged Bonds shall be released from the sec interest created hereunder upon satisfaction of the Obligations with respect to such Pledged Bonds as provided in Section 2.8 of the Indenture.

                          ARTICLE VIII. MISCELLANEOUS.

       Section 8.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by mail five (5) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified below:

         Party                                                Address
         -----                                                -------
         Crescent Sleep Products Company                      1931 Freeman Mill Road
                                                              Greensboro, North Carolina 27406
                                                              Attention: President

         Wachovia Bank, National Association                  100 North Main Street
                                                              Winston-Salem. North Carolina 27150
                                                              Attention: Standby Letter of Credit

         with a copy to:
         ---------------

         Wachovia Bank, National Association                  230 N. Elm Street
                                                              Greensboro, North Carolina 27401
                                                              Attention: Corporate Banking Department

       Section 8.2. Amendments, Consents and Waivers. No amendment or waiver of any provision of this Agreement nor any consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       Section 8.3. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       Section 8.4. Indemnification. The Company hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided that the Company shall not be required to indemnify the Bank for any such claims, damages, losses, liabilities, costs or expenses in the case of indemnification described above, to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank. Nothing in this Section 8.4 is intended to limit the Reimbursement Obligations of the Company contained in Section 2.5 hereof.

       Section 8.5. Continuing Obligations. The obligations of the Company under this Agreement shall continue until the later of (i) the Termination Date or (ii) the date upon which all amounts due and owing to the Bank hereunder shall have been irrevocably paid in full. This Agreement shall (a) be binding upon the parties hereto and their respective successors and assigns and (b) inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns; provided, however, that (i) the Company may not assign all or any part of this Agreement without the prior written consent of the Bank and (ii) the obligations of the Company pursuant to
Section 8.4 hereof shall survive the termination of this Agreement.

       Section 8.6. Payment from Bank's Funds. The Bank agrees that any payments under the Letter of Credit will be made with the Bank's own funds and not with funds of the Issuer or the Company.

       Section 8.7. Limited Liability of the Bank. The Company agrees to assume all risk of the acts or omissions of the Trustee and transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith; (b) the validity, or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

       Section 8.8. Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket expenses of the Bank, including fees and disbursements of its counsel, in connection with: (i) the preparation, execution and delivery of this Agreement and the Reimbursement Note, (ii) any amendments, supplements, consents or waivers hereto or thereto, and (iii) the enforcement of this Agreement, the Reimbursement Note and any other documents which may be delivered in connection herewith or therewith. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that the Company shall pay amounts referred to in this Section directly. In the event the Bank pays any of the amounts referred to in this Section directly, the Company will reimburse the Bank for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.

       Section 8.9. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

       Section 8.10. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

       Section 8.11. Consent to Jurisdiction. The Company irrevocably submits to the jurisdiction of any North Carolina State or federal court sitting in said State over any suit, action, or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that any such suit, action, or proceeding has been brought in an inconvenient forum.

       Section 8.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       Section 8.13. Release of Dixie. Upon the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in Section 2.8 hereof, the Bank hereby releases and discharges Dixie from any and all liability to the Bank under the 1995 Reimbursement Agreement.

       Section 8.14. Execution of Agreement by Dixie. Dixie is executing this Agreement in order to evidence its consent to the amendment and restatement of the 1995 Reimbursement Agreement as provided for in this Agreement. By its execution hereof, Dixie shall not incur any liability or obligation to the Bank or to the Company under the terms of this Agreement.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                                     CRESCENT SLEEP PRODUCTS COMPANY

                                                     By:      /S/ Charles W. Johnson
                                                              -----------------------
                                                     Title:   Chief Financial Officer
                                                              -----------------------
[CORPORATE SEAL]

Attest:  /S/
         -----------------------
Title:

                                                     DIXIE BEDDING COMPANY

                                                     By:      /S/
                                                              -----------------------
                                                     Title:   President
                                                              -----------------------

[CORPORATE SEAL]

Attest:  /S/ Charles W. Johnson
         -----------------------
Title:

                                                     WACHOVIA BANK, NATIONAL
                                                     ASSOCIATION

                                                     By:      /S/ Daniel P. Greene
                                                              -----------------------
                                                     Title:   Vice President
                                                              -----------------------

                                   EXHIBIT "A"

$3,000,000                       PROMISSORY NOTE                   March 17,1998

       1. FOR VALUE RECEIVED, the undersigned, CRESCENT SLEEP PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Bank"), at the principal office of the Bank in Winston-Salem, North Carolina, or at such other place as the Bank hereafter may direct in writing, in legal tender of the United States of America, the principal sum of $3,000,000 or so much thereof as may be disbursed and remain outstanding from time to time hereafter as Tender Advances (as defined below) on the Termination Date (as defined below) with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding and a 360-day year) on each advance made hereunder from date of advance until paid in full at a rate per annum equal to the Prime Rate (as defined below), with any change in such interest rate resulting from a change in the Prime Rate to become effective as of the opening of business on each date on which such change in the Prime Rate has occurred. Each Tender Advance may be endorsed on the schedule attached hereto and by this reference incorporated herein by the Bank (provided, however, that any failure by the Bank to make any such endorsement shall not limit, modify or affect the obligations of the Company hereunder). Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable (i) on each Payment Date (as defined below), and (ii) upon payment or prepayment of any Tender Advance (but only on the principal so paid or prepaid), and (iii) at maturity. All principal hereunder shall be due and payable on the Termination Date.

       2. This Promissory Note evidences borrowings under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of that certain Amended and Restated Reimbursement and Security Agreement dated as of even date herewith between the Bank and the Company (hereinafter, as it may be amended or supplemented from time to time, called the "Reimbursement Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, and is the "Reimbursement Note" as that term is defined in Section 1 of the Reimbursement Agreement.

       3. This Promissory Note is further secured pursuant to the U.S. Bank L/C (as defined in Section 1 of the Reimbursement Agreement).

       4. Nothing herein shall limit any right granted to the Bank by any other instrument or by law or equity.

       5. The Company hereby waives demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Reimbursement Agreement.

       6. The Company may prepay any Tender Advance at any time or from time to time without penalty or premium, provided that the Company shall give the Bank notice of each prepayment as set forth in the Reimbursement Agreement.

       7. The Company agrees, in the event that this Promissory Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

       As used herein, the terms "Tender Advances", "Termination Date", "Prime Rate" and "Payment Date" shall have the same meaning given each such term in
Article 1 of the Reimbursement Agreement.

       IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed under seal as of the day and year first above written.

                                       CRESCENT SLEEP PRODUCTS COMPANY

                                       By:
                                               ------------------------------
                                       Title:
                                               ------------------------------
[CORPORATE SEAL]

Attest:

Title: